                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934




Date of Report (Date of earliest event reported)    FEBRUARY 1, 1998
                                                -------------------------------




                                CROWN GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         TEXAS                          0-14939                  63-0851141
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                       Identification No.)



         4040 NORTH MACARTHUR BOULEVARD, SUITE 100, IRVING, TEXAS 75038
--------------------------------------------------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code      (972) 717-3423
                                                  ------------------------------




--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  The following combined financial statements of Paaco, Inc. and Premium Auto Acceptance Corporation are hereby filed with this report:

                  Report of Independent Public Accountants
                  Report of Independent Auditors
                  Combined Balance Sheets as of December 31, 1997 and 1996 Combined Statements of Operations for the years ended December
                    31, 1997, 1996 and 1995
                  Combined Statements of Stockholders' Equity for the years
                    ended December 31, 1997, 1996 and 1995
                  Combined Statements of Cash Flows for the years ended December
                    31, 1997, 1996 and 1995
                  Notes to Combined Financial Statements

         (b)      Pro-Forma financial information.

                  The following pro-forma financial statements of Crown Group, Inc. are hereby filed with this Report:

                  Introduction to Pro-Forma Financial Information
                  Pro-Forma Condensed Consolidated Balance Sheet (unaudited)
                    as of January 31, 1998
                  Pro-Forma Condensed Consolidated Statement of Operations
                    (unaudited) for the year ended April 30, 1997
                  Pro-Forma Condensed Consolidated Statement of Operations
                    (unaudited) for the nine months ended January 31, 1998
                  Notes to Pro-Forma Condensed Consolidated Financial
                    Statements

         (c)      Exhibits:

                  23.1 - Consent of Independent Public Accountants

                  23.2 - Consent of Independent Auditors

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Crown Group, Inc.



                                      By: \s\ Mark D. Slusser
                                          -------------------------------------
                                          Mark D. Slusser
                                          Chief Financial Officer

Dated: April 16, 1998
       --------------

                                   PAACO, INC.

                       PREMIUM AUTO ACCEPTANCE CORPORATION

                          COMBINED FINANCIAL STATEMENTS

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors
PAACO, Inc.
Premium Auto Acceptance Corporation:

We have audited the accompanying combined balance sheet of PAACO, Inc. and Premium Auto Acceptance Corporation (the "Companies") as of December 31, 1997 and the related combined statement of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of PAACO, Inc. and Premium Auto Acceptance Corporation as of December 31, 1997 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




COOPERS & LYBRAND L.L.P.


Dallas, Texas
April 13, 1998

                       REPORT OF INDEPENDENT AUDITORS


Board of Directors
PAACO, Inc.
Premium Auto Acceptance Corporation

We have audited the accompanying combined balance sheet of PAACO, Inc. and Premium Auto Acceptance Corporation as of December 31, 1996, and the related combined statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Combined Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of PAACO, Inc. and Premium Auto Acceptance Corporation at December 31, 1996, and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                /s/ Ernst & Young LLP



April 28, 1997
Dallas, Texas

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                  ASSETS                                    1997            1996
                                                                        -----------     ------------
Cash and cash equivalents                                               $   194,877     $   281,395
Finance receivables, net of an allowance for credit losses of
     $3,882,261 and $2,540,740, respectively, and unearned interest
     of $8,205,032 and $4,701,075, respectively                          30,146,679      16,443,060
Other receivables                                                           431,940         148,793
Inventory                                                                 2,649,380       1,741,296
Land, buildings and equipment, net of accumulated depreciation
     of $311,806 and $148,200, respectively                               1,652,768       1,056,404
Prepaids and other assets                                                   657,555         506,240
Income tax receivable                                                       546,125            --
Deferred tax asset, net                                                        --           546,125
                                                                        -----------     -----------

                 Total assets                                           $36,279,324     $20,723,313
                                                                        ===========     ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable to financial institutions                                 $23,409,875     $12,451,125
Subordinated notes payable                                                6,094,164       3,836,352
Mortgage and other notes payable                                            751,664         725,385
Allowance for credit losses on sold finance receivables                        --           132,555
Accounts payable and accrued expenses                                     2,911,194       2,243,346
Income taxes payable                                                           --           500,843
Deferred tax liability, net                                               1,010,261            --
                                                                        -----------     -----------

             Total liabilities                                           34,177,158      19,889,606
                                                                        -----------     -----------

Commitments and contingencies (Note 8)

Stockholders' equity:
     Common stock:
       200,000 shares authorized; 101,000 issued and outstanding              2,000           2,000
     Retained earnings                                                    2,100,166         831,707
                                                                        -----------     -----------

             Total stockholders' equity                                   2,102,166         833,707
                                                                        -----------     -----------

                 Total liabilities and stockholders' equity             $36,279,324     $20,723,313
                                                                        ===========     ===========


The accompanying notes are an integral part of these combined financial statements.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                        COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                      1997              1996            1995
                                                  ------------     ------------     ------------
Sales of vehicles                                 $ 43,115,477     $ 26,110,863     $ 18,751,961
Cost of sales                                       28,911,194       16,575,661       10,650,905
                                                  ------------     ------------     ------------

             Gross margin on sale of vehicles       14,204,283        9,535,202        8,101,056

Interest income                                      4,939,193        2,469,467        1,230,777
Other income                                           257,536          277,068           81,412
                                                  ------------     ------------     ------------

                                                    19,401,012       12,281,737        9,413,245

Provision for credit losses                          4,928,107        3,091,132        3,511,258
                                                  ------------     ------------     ------------

             Operating profit before expenses       14,472,905        9,190,605        5,901,987
                                                  ------------     ------------     ------------

Expenses:
     Salaries and employee benefits                  4,355,883        2,484,038        1,550,882
     Interest expense                                2,746,765        1,635,563          972,727
     Other operating expenses                        5,091,537        4,256,769        3,216,881
     Loss on sale of finance receivables                  --            193,088          272,616
                                                  ------------     ------------     ------------

             Total operating expenses               12,194,185        8,569,458        6,013,106
                                                  ------------     ------------     ------------

Earnings (loss) before income taxes                  2,278,720          621,147         (111,119)

Provision for income taxes                           1,010,261             --               --
                                                  ------------     ------------     ------------

               Net income (loss)                  $  1,268,459     $    621,147     $   (111,119)
                                                  ============     ============     ============


The accompanying notes are an integral part of these combined financial statements.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                          Common Stock                                 Total
                                  ---------------------------        Retained       Stockholders'
                                     Shares          Amount          Earnings          Equity
                                  -----------     -----------     ------------     --------------
Balance at December 31, 1994          101,000     $     2,000     $   321,679      $   323,679

Net loss for the year ended
     December 31, 1995                   --              --          (111,119)        (111,119)
                                  -----------     -----------     -----------      -----------

Balance at December 31, 1995          101,000           2,000         210,560          212,560

Net income for the year ended
     December 31, 1996                   --              --           621,147          621,147
                                  -----------     -----------     -----------      -----------

Balance at December 31, 1996          101,000           2,000         831,707          833,707

Net income for the year ended
     December 31, 1997                   --              --         1,268,459        1,268,459
                                  -----------     -----------     -----------      -----------

Balance at December 31, 1997          101,000     $     2,000     $ 2,100,166      $ 2,102,166
                                  ===========     ===========     ===========      ===========


The accompanying notes are an integral part of these combined financial statements.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                        COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                     1997              1996               1995
                                                                 ------------      ------------      -------------
Operating activities:
Net income                                                       $  1,268,459      $    621,147      $   (111,119)
Adjustments to reconcile net income to net cash provided by
     operating activities:
     Provision for credit losses                                    4,928,107         3,091,132         3,511,258
     Loss on sale of finance receivables                                 --             193,088           272,616
     Deferred income taxes                                          1,556,386          (500,843)          (12,948)
     Depreciation                                                     163,606            76,911            44,641
     Changes in operating assets and liabilities:
       Inventory                                                    5,255,797         4,254,027         1,476,636
       Other receivables                                             (283,147)          221,711          (164,363)
       Prepaid and other assets                                      (151,315)          (86,074)         (375,457)
       Accounts payable and accrued expenses                          667,848         1,556,808           548,596
       Income tax payable/receivable                               (1,046,968)             --                --
                                                                 ------------      ------------      ------------

             Net cash provided by operating activities             12,358,773         9,427,907         5,189,860
                                                                 ------------      ------------      ------------

Investing activities:
     Finance receivable originations                              (36,253,047)      (24,357,947)      (18,112,168)
     Collections of finance receivables                            11,324,885         7,480,338         6,549,055
     Purchases of fixed assets                                       (759,970)         (279,516)         (859,726)
                                                                 ------------      ------------      ------------

             Net cash used in investing activities                (25,688,132)      (17,157,125)      (12,422,839)
                                                                 ------------      ------------      ------------

Financing activities:
     Net increase in notes payable to financial institutions       10,958,750         8,466,000         3,985,125
     Net increase (decrease) in subordinated notes payable          2,257,812          (729,931)        2,786,630
     Net increase in mortgages and other notes payable                 26,279            18,948           706,437
                                                                 ------------      ------------      ------------

             Net cash provided by financing activities             13,242,841         7,755,017         7,478,192
                                                                 ------------      ------------      ------------

Net (decrease)/ increase in cash and cash equivalents                 (86,518)           25,799           245,213

Cash and cash equivalents at beginning of year                        281,395           255,596            10,383
                                                                 ------------      ------------      ------------

Cash and cash equivalents at end of year                         $    194,877      $    281,395      $    255,596
                                                                 ============      ============      ============

Supplemental Cash Flow Information:
     Interest paid                                               $  2,746,765      $  1,505,233      $    880,851
                                                                 ============      ============      ============

     Income taxes paid                                           $    500,843      $     25,000      $     32,334
                                                                 ============      ============      ============

Inventory acquired upon repossession                             $  6,163,881      $  5,035,503      $  1,605,825
                                                                 ============      ============      ============

The accompanying notes are an integral part of these combined financial statements.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.       DESCRIPTION OF BUSINESS:

         These financial statements represent the combined operations of PAACO, Inc. ("PAACO") and Premium Auto Acceptance Corporation ("Premium"), collectively referred to as the Combined Company. PAACO sells, underwrites, and finances used cars and trucks through its wholly-owned chain of used car dealerships. Premium invests in finance receivables originated by PAACO. PAACO has authorized and issued 100,000 shares of common stock at par value of $0.01; Premium has 100,000 shares of no-par common stock authorized and 1,000 shares issued and outstanding for combined common stock of $2,000.

         The Combined Company provides financing primarily to the Hispanic market in the Dallas/Fort Worth metroplex. The Combined Company's target market consists of borrowers who have limited access to consumer financing primarily due to the lack of or limited credit histories.

         PAACO and Premium share common ownership. The combined financial statements of PAACO and Premium include the accounts of the Combined Company. Significant intercompany accounts and transactions have been eliminated.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.

         CONCENTRATIONS OF CREDIT RISK

         The Combined Company's customer base is primarily comprised of the Hispanic market in the Dallas/Ft. Worth metroplex.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


         CASH AND CASH EQUIVALENTS

         For the purposes of the statement of cash flows, cash and cash equivalents include cash on hand and investments with original maturities of three months or less.

         FINANCE RECEIVABLES

         PAACO, through its seven retail dealerships, sells, underwrites, finances and services installment sales contracts collateralized by used motor vehicles. Finance receivables, which are periodically sold to Premium, consist of contractually scheduled payments from installment sales contracts, net of unearned finance charges, and an allowance for credit losses. Unearned finance charges represent the balance of interest income remaining from the capitalization of the total interest to be earned over the original term of the related installment sales contract. The Combined Company discontinues the accrual of interest income when the receivable becomes greater than sixty days delinquent.

         Provision for credit losses is charged to income in amounts sufficient to maintain the allowance at a level considered adequate to cover anticipated losses resulting from repossession of the underlying collateral. The allowance for credit losses is based upon a periodic analysis of the portfolio, economic conditions and trends, historical credit loss experience, borrowers' ability to repay, and collateral values. While management believes the provision for credit losses included in the financial statements to be adequate, such estimates may be more or less than the amounts ultimately charged off. The estimates are continually reviewed by management with any changes reflected in current operations.

         INVENTORY

         Inventory consists of used vehicles held for sale and is valued at the lower of cost or market. The cost of used vehicles sold, which includes capitalized reconditioning costs, is determined on a specific identification basis. Repossessed vehicles are recorded at wholesale value or original cost. The decision to repossess an automobile is made on a case by case evaluation of various factors, including the creditor's ability and willingness to pay as demonstrated by the borrower's payment history with the Combined Company.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using an accelerated method over the estimated useful lives of the respective assets ranging from thirty-nine years for buildings and five to seven years for equipment. Leasehold improvements are stated at historical cost and are amortized over the lease period. Repair and maintenance expenses are charged to expense as incurred.

         INCOME TAXES

         PAACO, a Subchapter C Corporation, utilizes an asset and liability approach for financial accounting and reporting for income taxes in accordance with Statement on Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." No tax provision for federal income taxes is recorded for income or losses attributed to Premium because of its designation as a Subchapter S Corporation.

         REVENUE RECOGNITION

         Revenue is recognized as income at the time the vehicle is sold. Interest on finance receivables is earned over time using the effective interest method. The Combined Company maintains an allowance for estimated uncollectible customer finance receivables.

         RECLASSIFICATIONS

         Certain reclassifications have been made to prior years' balances to conform with current year presentation.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components.

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. This statement establishes standards for the way that public companies report information about segments in annual and interim financial statements.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


3.       FINANCE RECEIVABLES:

         Premium provides financing for a substantial portion of the sales of used cars sold by PAACO. Installment sales contracts generated by PAACO's dealerships are executed by customers with terms which typically consist of down payments including trade-ins of approximately 10-12%, interest rates ranging from 18-26%, and maturity terms ranging from 24 to 36 months.

         Finance receivables consist of the following:

                                                  Year Ended December 31,
                                              ------------------------------
                                                 1997               1996
                                              ------------      ------------
             Finance receivables              $ 42,233,972      $ 23,684,875
             Unearned finance income            (8,205,032)       (4,701,075)
             Allowances for credit losses       (3,882,261)       (2,540,740)
                                              ------------      ------------

             Finance receivables, net         $ 30,146,679      $ 16,443,060
                                              ============      ============


         The following table summarizes changes in the allowance for credit losses for the years ended December 31:

                                                                   Year Ended December 31,
                                                                ----------------------------
                                                                   1997             1996
                                                                -----------      -----------
             Allowance for credit losses, beginning of year     $ 2,673,295      $ 2,419,954
             Provision for credit losses                          4,928,107        3,091,132
             Charge-offs, net of recoveries                      (3,719,141)      (2,837,791)
                                                                -----------      -----------

             Allowance for credit losses, end of year           $ 3,882,261      $ 2,673,295
                                                                ===========      ===========

         The components of the allowance for credit losses are as follows:

                                                                              Year Ended December 31,
                                                                            --------------------------
                                                                               1997          1996
                                                                            ----------  --------------
             Allowance for credit losses on finance receivables held by
                the Combined Company                                        $3,882,261     $2,540,740
             Allowance for credit losses on sold finance receivables              --          132,555
                                                                            ----------     ----------

             Allowance for credit losses                                    $3,882,261     $2,673,295
                                                                            ==========     ==========

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED



         On occasion, the Combined Company sold finance receivables to fund the Combined Company's growth. During 1995, the Combined Company sold $2,852,515 of finance receivables to a third party with recourse and at a discount. The Combined Company also retained the future servicing rights related to these loans. A servicing fee of $5 per account outstanding is collected on a monthly basis. The servicing fee adequately compensates the Combined Company for the services provided. At December 31, 1997 and 1996, the Combined Company serviced $130,164 and $883,699, respectively, of finance receivables with recourse obligations. The Combined Company no longer maintains an allowance for credit losses for finance receivables sold with recourse as management does not expect significant losses on the remaining sold finance receivables.


4.       PROPERTY AND EQUIPMENT:

         A summary of property and equipment is as follows:

                                                                   Year Ended December 31,
                                                                ----------------------------
                                                                  1997               1996
                                                                -----------      -----------
             Land                                               $   210,114      $   210,114
             Building and leasehold improvements                  1,036,638          696,357
             Furniture and equipment                                717,822          298,133
             Less accumulated depreciation and amortization        (311,806)        (148,200)
                                                                -----------      -----------

             Property and equipment, net                        $ 1,652,768      $ 1,056,404
                                                                ===========      ===========

         During the years ended December 31, 1997, 1996 and 1995, the Combined Company recorded depreciation expense of $163,606, $76,911 and $44,641, respectively.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


5.       NOTES PAYABLE:

         Notes payable consist of the following:

                                                                                Year Ended December 31,
                                                                             ---------------------------
                                                                                1997            1996
                                                                             -----------    ------------
              Note payable to a financial institution, collateralized by
                 finance receivables                                         $22,909,875     $12,125,125
              Note payable to a financial institution, collateralized by
                 certain inventory                                               500,000         326,000
              Subordinated notes payable                                       6,094,164       3,836,352
              Mortgage payable                                                   633,972         644,093
              Other notes payable, collateralized by vehicles                     41,612          81,292
              Other notes payable, collateralized by equipment                    76,080            --
                                                                             -----------     -----------

                                                                             $30,255,703     $17,012,862
                                                                             ===========     ===========

         The note payable collateralized by substantially all of the Combined Company's finance receivables is a revolving credit facility used to finance receivables. At December 31, 1997, approximately $21,600,000 of this credit facility accrues interest at a rate of prime (8.5% at December 31, 1997) plus 2.75%, while the remaining $1,300,000 accrues at prime plus 7.00%. Interest on the credit facility is paid monthly. This note payable was amended on November 25, 1997, to increase the revolving credit facility from $12,000,000 to $25,000,000. Restrictive covenants on this credit facility, among others, require the Combined Company to limit yearly distributions to shareholders to 75% of net income and to maintain certain financial ratios as defined in the agreement.

         The note payable to a financial institution collateralized by certain of PAACO's inventory accrues interest at prime plus 2% and is payable on demand.

         The subordinated notes payable ($1,000,000 of which is payable to Crown Group, Inc. - See Note 10) are subordinate to the notes payable collateralized by finance receivables and certain inventory described above, and represent several notes with interest rates ranging from 12% to 24%. These notes mature at various dates beginning in 1998 through 2001. Subordinated notes payable also include approximately $1,093,000 and $1,640,000 at December 31, 1997 and 1996, respectively, of financing provided from affiliates, primarily investments made by officers of the company and their relatives. Interest rates on notes payable to affiliates range from 15% to 18%. Interest expense on notes to affiliates totaled approximately $194,000, $227,000 and $179,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


         During the year ended December 31, 1997, the Company issued approximately $4,000,000 and repaid approximately $2,100,000 of subordinated notes payable.

         The mortgage payable represents two notes to a financial institution, collateralized by land and building. The notes accrue interest at prime plus 2.25% and mature in December 2015.

         A summary of debt maturities is as follows:

                     1998                  $ 4,454,595
                     1999                      812,026
                     2000                   23,130,460
                     2001                       81,643
                     2002                       78,667
                     Thereafter              1,698,312
                                           -----------

                                           $30,255,703
                                           ===========


6.       INCOME TAXES:

         PAACO, a Subchapter C Corporation, and Premium, a Subchapter S Corporation, file separate tax returns. No tax provision is recorded for income or losses attributed to Premium due to its designation as a Subchapter S Corporation. A summary of income before taxes for the Combined Company is as follows:

                                                                              Year Ended December 31,
                                                                 --------------------------------------------------
                                                                      1997             1996              1995
                                                                 ---------------  ----------------  ---------------
             Income (loss) before income taxes, PAACO            $    3,244,109   $       997,752   $  (1,033,538)
             Income (loss) before income taxes, Premium               (965,389)           379,646        (384,113)
             Eliminating entries                                       -                (756,251)        1,306,532
                                                                 ---------------  ----------------  ---------------

             Combined income (loss) before income taxes          $    2,278,720   $       621,147   $    (111,119)
                                                                 ===============  ================  ===============

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


         Income tax provision (benefit) consisted of the following:


                                                                 Year Ended December 31,
                                                      ---------------------------------------------
                                                          1997             1996            1995
                                                      -----------      -----------      -----------
            Current tax (benefit) provision           $  (546,125)     $   500,843      $    12,948
            Deferred tax provision (benefit), net       1,556,386         (500,843)         (12,948)
                                                      -----------      -----------      -----------

                                                      $ 1,010,261      $      --        $      --
                                                      ===========      ===========      ===========

         Following is a reconciliation of taxes computed at the statutory federal income tax rate with the provision for income taxes in the combined financial statements for each of the three years in the period ended December 31:

                                                                          Year Ended December 31,
                                                               -----------------------------------------------
                                                                   1997             1996              1995
                                                               -----------       -----------      ------------
           Income (loss) before taxes - PAACO                  $ 3,244,109       $   997,752       $(1,033,538)
                                                               ===========       ===========       ===========

           Statutory federal rate                                       34%               34%               34%
           Provision (benefit) for federal income taxes at
              the statutory federal rate                       $ 1,102,997       $   339,236       $  (351,403)
           Change in valuation allowance                           (42,486)         (342,996)          357,552
           Allocation of expenses                                  (69,182)
           Other                                                    18,932             3,760            (6,149)
                                                               -----------       -----------       -----------

                                                               $ 1,010,261       $      --         $      --
                                                               ===========       ===========       ===========

The components of the deferred tax assets and liabilities are as follows:

                                                                            December 31,
                                                    --------------------------------------------------------------
                                                                 1997                            1996
                                                    ------------------------------  ------------------------------
                                                       Assets        Liabilities       Assets        Liabilities
                                                    -------------   --------------  --------------   -------------

             Allowance for losses                   $    -          $   1,388,381   $     670,401    $    -

             Accrued interest                            -                113,689         -                43,830
             Net operating loss                          491,809          -               -               -
             Other                                       -                -               -                37,959
                                                    -------------   --------------  --------------   -------------

                                                    $    491,809    $   1,502,070   $     670,401    $     81,789
                                                    =============   ==============  ==============   =============

             Deferred tax (liability)/asset                         $ (1,010,261)                    $    588,612
             Less valuation allowance                                     -                              (42,487)
                                                                    --------------                   -------------

             Net deferred tax (liability)/asset                     $ (1,010,261)                    $    546,125
                                                                    ==============                   =============

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED



         During the year ended December 31, 1997, PAACO elected to implement Internal Revenue Service code section 475 ("IRC ss.475") which allows companies to mark certain securities to market for tax purposes. As a result, the Company realized the deferred tax asset recorded at December 31, 1996 and established a deferred tax liability in 1997 for future book deductions already taken for tax purposes.

         At December 31, 1996, PAACO recorded a valuation allowance to the extent realizability of the deferred tax asset was dependent upon future earnings.

7.       FINANCIAL INSTRUMENTS:

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS No. 107"), requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented in the accompanying table do not represent the underlying value of the Combined Company.

         The estimated fair values of the Combined Company's financial instruments are as follows:


                                                                            December 31,
                                                    --------------------------------------------------------------
                                                                 1997                            1996
                                                    ------------------------------  ------------------------------
                                                      Carrying           Fair          Carrying          Fair
                                                       Amount           Value           Amount           Value
                                                    -------------   --------------  --------------   -------------
          Financial assets:
             Cash and cash equivalents              $    194,877    $     194,877   $     281,395    $    281,395
             Finance receivables, net                 30,146,679       26,060,000      16,443,060      14,165,000
           Financial liabilities:
             Notes payable to financial
                  institutions                      $ 23,409,875    $  23,409,875   $  12,451,125    $ 12,451,125
             Subordinated notes payable                6,094,164        6,094,164       3,836,352       3,836,352
             Mortgages and other notes payable           751,664          751,664         725,385         725,385

         The following methods and assumptions were used to estimate the fair value for each class of financial instruments for which it is practical to estimate fair value:

         Cash and cash equivalents: The carrying amount is considered to be a reasonable estimate of fair value.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED



         Finance receivables: The fair value was estimated by discounting future cash flows using rates which management believes an investor would demand for instruments with similar risk and remaining maturities.

         Notes payable to financial institutions, subordinated notes payable, mortgages and other notes payable: The carrying amounts of the Combined Company's notes payable to financial institutions, subordinated notes payable, and mortgages and other notes payable approximate fair value as the interest rates on such debt approximate market.

8.       COMMITMENTS AND CONTINGENCIES:

         The Combined Company leases premises and equipment under operating leases with various expiration dates. Future minimum lease obligations are as follows:

               1998                                 $   987,690
               1999                                     767,845
               2000                                     475,992
               2001                                     104,588
               2002                                      12,530
                                                    ------------

                                                    $ 2,348,645
                                                    ===========

         Rent expense for the years ended December 31, 1997, 1996 and 1995 was $682,387, $406,424 and $346,760, respectively.

9.       RELATED PARTIES:

         During 1996, PAACO purchased approximately $225,000 of alarm systems from Vehicle Security, Ltd., a company with common ownership.

         During 1997 and 1996, PAACO sold 90-day service contract warranties to its customers for Medallia de Oro L.L.C., a company with common ownership that only transacts business with PAACO. PAACO retains a fee for each warranty sold. Additionally, PAACO services the contract warranties for Medallia de Oro. At December 31, 1997 and 1996, PAACO had earned warranty fees of approximately $190,000 and $11,000, respectively, and had a net receivable (payable) to/from Medallia de Oro of approximately $162,000 and ($50,000), respectively.

                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


         During 1997, PAACO sent the bulk of its trade-ins to Irving Boulevard Public Auto Auction, LLC, a company owned 25% by existing shareholders.

10.      SUBSEQUENT EVENTS:

         Effective February 1, 1998, Crown Group Inc. ("Crown") acquired 53% of the Combined Company for a purchase price of approximately $9,100,000. The purchase price consisted of cash and the conversion of a $3,000,000 note due Crown from the Combined Company ($1,000,000 of such note was funded prior to December 31, 1997 and is included in subordinated notes payable in the accompanying balance sheet; the remaining $2,000,000 was funded during January 1998). Approximately $4,900,000 of the Combined Company common stock was purchased directly from the Combined Company, and the remaining $4,200,000 was purchased from the Combined Company's management personnel, who prior to this transaction were the sole shareholders of the Combined Company.

         In connection with the Crown transaction, the Combined Company's Management/Shareholders and Crown entered into a shareholders' agreement (the "Shareholders' Agreement") which provides, among other things, that in the event any Combined Company Management Shareholder or Crown desire to sell their interest in the Combined Company, such shareholder must first offer to sell such interest to the Combined Company and the other Shareholders in accordance with the provisions of the Shareholders' Agreement.

         On February 5, 1998, the Combined Company amended the $25,000,000 revolving credit facility to increase the commitment to $30,000,000 with a maturity date of April 30, 2000.

         On February 27, 1998, the Combined Company purchased a location at 3363 West Northwest Highway, Dallas, Texas for $1,350,000. The purchase was funded by a $1,000,000 note from Crown and a $350,000 note from an existing shareholder.

                                CROWN GROUP, INC.
                 INTRODUCTION TO PRO-FORMA FINANCIAL INFORMATION


                            PURCHASE OF 53% OF PAACO

Effective February 1, 1998, pursuant to a definitive stock purchase agreement, Crown Group, Inc. ("Crown") acquired 53% of the common stock of each of Paaco, Inc. and Premium Auto Acceptance Corporation (collectively, "Paaco") for an aggregate purchase price of approximately $9.1 million cash. Approximately $4.9 million of Paaco common stock was purchased directly from Paaco, and the remaining $4.2 million of Paaco common stock was purchased from Paaco shareholders. The purchase price was funded from cash on hand. Paaco is a vertically integrated used car sales and finance company which operates eight used car dealerships in the Dallas-Ft. Worth area. Paaco sells, underwrites and finances used cars and trucks with a focus on the Hispanic market.


                      PURCHASE OF 80% OF PRECISION AND M&S

On February 3, 1998, pursuant to a definitive stock purchase agreement, Crown acquired 80% of the common stock of Precision IBC, Incorporated ("Precision") for a purchase price of approximately $2.4 million cash. The shares of Precision common stock were purchased directly from the then sole shareholder of Precision. The purchase price was funded from cash on hand. In connection with this transaction, Crown loaned Precision approximately $3.1 million, the proceeds of which were used to pay off existing bank debt.

On March 5, 1998, pursuant to a definitive stock purchase agreement, Crown acquired 80% of the common stock of M&S Tank Rentals, Inc. ("M&S") for a purchase price of $1.65 million. The shares of M&S were purchased directly from the then sole shareholder of M&S. The purchase price was funded from cash on hand.

Precision and M&S are in the business of renting, selling, testing and servicing intermediate bulk containers to customers primarily in the petroleum and chemical industries.


                         PRO-FORMA FINANCIAL STATEMENTS

The following Pro-Forma Condensed Consolidated Balance Sheet of Crown as of January 31, 1998 gives effect to the above described transactions, as if such transactions had occurred on that date.

The following Pro-Forma Condensed Consolidated Statement of Operations of Crown for the year ended April 30, 1997 gives effect to the above described transactions, as if such transactions had occurred at the beginning of the period (May 1, 1996). Paaco's, Precision's and M&S's historical accounting year ends on December 31. Paaco's, Precision's and M&S's operating results for the year ended April 30, 1997 have been derived by adding (i) their respective operating results for the four months ended April 30, 1997, and subtracting (ii) their respective operating results for the four months ended April 30, 1996, from (iii) their respective operating results for the year ended December 31, 1996.

The following Pro-Forma Condensed Consolidated Statement of Operations for the nine months ended January 31, 1998 gives effect to the above described transactions, as if such transactions had occurred at the beginning of the period (May 1, 1997). Paaco's, Precision's and M&S's historical accounting year ends on December 31. Paaco's, Precision's and M&S's operating results for the nine months ended January 31, 1998 have been derived by adding (i) their respective operating results for the month of January 1998, and subtracting (ii) their respective operating results for the four months ended April 30, 1997, from (iii) their respective operating results for the year ended December 31, 1997.

The pro-forma information is based on the historical financial statements of Crown, Paaco, Precision and M&S giving effect to the transactions described above and the adjustments described in the accompanying Notes to Pro-Forma Condensed Consolidated Financial Statements and may not be indicative of the results that actually would have occurred had the transactions taken place on the dates indicated or the results which may be obtained in the future.

                                CROWN GROUP, INC.
                 PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                    UNAUDITED
                                JANUARY 31, 1998
                                 (IN THOUSANDS)

                                                                                     Acquisition
                                                    Historical     Acquisition       of Precision      Pro-Forma
                                                      Crown          of Paaco           and M&S       Consolidated
                                                    ----------     ------------      -------------    ------------
Assets:
     Cash and cash equivalents                       $ 16,030      $ (4,458)(a)      $ (7,077)(f)      $  4,495
     Finance and other receivables, net                   889        29,866 (b)           475            31,230
     Mortgage loans held for sale, net                  8,708                                             8,708
     Inventory                                                        2,745               262             3,007
     Prepaids and other assets                            418           658                 2             1,078
     Property and equipment, net                        2,547         1,703             3,786             8,036
     Note receivable from Paaco                         3,000        (3,000)(c)
     Note receivable from CMN                           1,172                                             1,172
     Investment in CMN and related assets               5,631                                             5,631
     Goodwill                                                         7,674 (d)         3,534 (g)        11,208
                                                     --------      --------          --------          --------

                                                     $ 38,395      $ 35,188          $    982          $ 74,565
                                                     ========      ========          ========          ========

Liabilities:
     Accounts payable and accrued liabilities        $    699      $  2,918          $    178          $  3,795
     Revolving credit facilities                        4,190        23,575                              27,765
     Notes payable                                                    4,474 (c)                           4,474
     Deferred income taxes                                351         1,010               550             1,911
                                                     --------      --------          --------          --------
                                                        5,240        31,977               728            37,945
                                                     --------      --------          --------          --------

Minority interest                                                     3,211 (e)           254 (h)         3,465
Stockholders' equity                                   33,155                                            33,155
                                                     --------      --------          --------          --------

                                                     $ 38,395      $ 35,188          $    982          $ 74,565
                                                     ========      ========          ========          ========


See accompanying Notes to Pro-Forma Condensed Consolidated Financial Statements.

                                CROWN GROUP, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED APRIL 30, 1997
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               Historical
                                          Historical         Historical        Precision                        Pro-Forma
                                            Crown               Paaco           and M&S       Adjustments       Consolidated
                                          ----------         ----------        ----------     -----------       ------------
Revenues:
   Sales                                                     $   29,106        $    1,398                       $     30,504
   Tank rentals                                                                     1,696                              1,696
   Interest                               $    1,530              2,859                 2     $      (126)(3)          4,265
   Other income                                  500                409               143                              1,052
                                          ----------         ----------        ----------     -----------       ------------
                                               2,030             32,374             3,239            (126)            37,517
                                          ----------         ----------        ----------     -----------       ------------

Costs and expenses:
    Cost of sales                                                18,434             1,195                             19,629
    General and administrative                 2,837              6,887               706                             10,430
    Provision for credit losses                                   3,409                            (1,060)(1)          2,349
    Depreciation and amortization                168                 78               520             653 (2)          1,419
    Write-down of assets                       1,716                                                                   1,716
                                          ----------         ----------        ----------     -----------       ------------
                                               4,721             28,808             2,421            (407)            35,543
                                          ----------         ----------        ----------     -----------       ------------

Other income (expense):
    Interest expense                            (69)             (1,879)             (264)            201(3)          (2,011)
    Gain on sale of securities                 9,680                                                                   9,680
                                          ----------         ----------        ----------     -----------       ------------
                                               9,611             (1,879)             (264)            201              7,669
                                          ----------         ----------        ----------     -----------       ------------


    Income before taxes and minority
     interest                                  6,920              1,687               554             482              9,643


Provision (benefit) for income taxes          (1,940)               533                84             552(4)            (771)
Minority interest in earnings                                                                         662(5)             662
                                          ----------         ----------        ----------     -----------       ------------

    Net income                            $    8,860         $    1,154        $      470     $      (732)      $      9,752
                                          ==========         ==========        ==========     ===========       ============

Earnings per share:
    Basic                                 $      .82                                                            $        .90
                                          ==========                                                            ============

    Diluted                               $      .80                                                            $        .88
                                          ==========                                                            ============

Average shares outstanding                    10,868                                                                  10,868
                                          ==========                                                            ============



See accompanying Notes to Pro-Forma Condensed Consolidated Financial Statements.

                                CROWN GROUP, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED JANUARY 31, 1998
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                      Historical
                                                     Historical      Historical        Precision                         Pro-Forma
                                                       Crown           Paaco            and M&S        Adjustments      Consolidated
                                                     ----------      ---------        -----------      -----------      ------------
Revenues:
   Sales                                                             $  35,337        $    1,630                        $  36,967
   Tank rentals                                                                            1,472                            1,472
   Interest                                          $   1,381           4,224                          $    (119)(3)       5,486
   Gain on sale of mortgage loans                          430                                                                430
   Other income                                            403              69                96                              568
                                                     ---------       ---------        ----------        ---------       ---------
                                                         2,214          39,630             3,198             (119)         44,923
                                                     ---------       ---------        ----------        ---------       ---------

Costs and expenses:
    Cost of sales                                                       24,032             1,329                           25,361
    General and administrative                           3,330           8,021               701                           12,052
    Provision for credit losses                                          4,123                               (795)(1)       3,328
    Depreciation and amortization                          350             151               630              490(2)        1,621
                                                     ---------       ---------        ----------        ---------       ---------
                                                         3,680          36,327             2,660             (305)         42,362
                                                     ---------       ---------        ----------        ---------       ---------

Other income (expense):
    Equity in earnings of CMN                              533                                                                533
    Interest expense                                       (82)         (2,375)             (235)             191(3)       (2,501)
    Gain on sale of securities                              65                                                                 65
                                                     ---------       ---------        ----------        ---------       ---------
                                                           516          (2,375)             (235)             191          (1,903)
                                                     ---------       ---------        ----------        ---------       ---------

    Income (loss) before taxes and minority interest      (950)            928               303              377             658

Provision (benefit) for income taxes                      (603)            419                71              420(4)          307
Minority interest                                                                                             307(5)          307
                                                     ---------       ---------        ----------        ---------       ---------

    Net income (loss)                                $    (347)      $     509        $      232        $    (350)      $      44
                                                     =========       =========        ==========        =========       =========


Earnings (loss) per share:
    Basic                                            $    (.03)                                                         $     .00
                                                     =========                                                          =========

    Diluted                                          $    (.03)                                                         $     .00
                                                     =========                                                          =========

Average shares outstanding                               9,951                                                              9,951
                                                     =========                                                          =========


See accompanying Notes to Pro-Forma Condensed Consolidated Financial Statements.

                                CROWN GROUP, INC.
         NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)


                                  BALANCE SHEET

a -   Purchase of Paaco shares from shareholders                                      $ (4,167)
      Crown transaction costs                                                              (91)
      Paaco transaction costs                                                             (200)
                                                                                      --------
                                                                                      $ (4,458)
                                                                                      ========

b -   Historical carrying value of finance receivables                                $ 31,986
      Crown's share of market value adjustment ($4,000 x 53%)                           (2,120)
                                                                                      --------
                                                                                      $ 29,866
                                                                                      ========

c -   Historical carrying value of notes payable                                      $  7,474
      Conversion of note payable to Crown to equity                                     (3,000)
                                                                                      --------
                                                                                      $  4,474
                                                                                      ========

d -   Crown's basis in 53% of Paaco's common stock                                    $  9,175
      Crown's share of Paaco's equity after transaction ($6,832 x 53%)    $  3,621
      Crown's share of market value adjustment ($4,000 x 53%)               (2,120)
                                                                           -------
      Crown's share of Paaco's equity                                                    1,501
                                                                                      --------
                                                                                      $  7,674
                                                                                      ========

e -   Paaco's equity after transaction                                                $  6,832
      Minority shareholders ownership percentage                                            47%
                                                                                      --------
                                                                                      $  3,211
                                                                                      ========

f -   Precision's and M&S's existing cash                                             $     69
      Purchase of 80% of Precision                                                      (2,382)
      Purchase of 80% of M&S                                                            (1,650)
      Pay off of Precision debt                                                         (3,114)
                                                                                      --------
                                                                                      $ (7,077)
                                                                                      ========

g -    Crown's basis in 80% of Precision and M&S                                                         $  4,032
       Crown's share of Precision and M&S equity after transaction ($1,272 x 80%)         $  1,018
       Crown's share of market value adjustment ($650 x 80%)                                  (520)
                                                                                           -------
       Crown's share of Precision's and M&S's equity                                                          498
                                                                                                         --------
                                                                                                         $  3,534

h -    Precision and M&S equity after transaction                                                        $  1,272
       Minority shareholders ownership percentage                                                              20%
                                                                                                         --------
                                                                                                         $    254
                                                                                                         ========


                            STATEMENTS OF OPERATIONS


1 - To adjust provision for credit losses to reflect recording finance receivables at fair value.

2 - To record amortization of goodwill based upon a 15 year amortization period for Paaco, and a 25 year amortization period for Precision and M&S.

3 - To eliminate Precision's interest expense and reduce Crown's interest income as a result of Crown paying off Precision's debt at closing.

4 - To record a provision for income taxes on the income before income taxes of Precision and the adjustments described above based upon a 38% effective income tax rate. Precision is currently a subchapter S corporation and does not pay corporate income taxes. Since completing the acquisition the Company will cause Precision to become a subchapter C corporation and file a consolidated income tax return with the Company.

5 -  To record minority interest in the earnings of Paaco, Precision and M&S.

                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
   23.1       -- Consent of Independent Public Accountants

   23.2       -- Consent of Independent Auditors
